Exhibit 10.27
Executive Compensation Notification
Executive Vice Chair, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

Fiscal 2024 Compensation Program of Executive Vice Chair, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

Fiscal 2024 Base Salaries and Annual Incentive Bonus: The table below sets forth the fiscal 2024 base salaries and bonuses for Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat.

		Annual Base Salary	Annual Incentive Bonus
Name	Office	Fiscal 2024	Fiscal 2024
David V. Auld	Executive Vice Chair	$700,000	See Below
Paul J. Romanowski	President and CEO	$700,000	See Below
Michael J. Murray	Executive Vice President and COO	$500,000	See Below
Bill W. Wheat	Executive Vice President and CFO	$500,000	See Below

Fiscal 2024 Annual Incentive Bonus: On October 31, 2023, the Compensation Committee approved performance-based goals for measuring short-term performance bonuses that may be earned by Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat during fiscal 2024. The fiscal 2024 performance goals were established under the Company’s 2018 Incentive Bonus Plan. The fiscal 2024 performance goals for Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat relate to achieving positive consolidated pre-tax income as set forth below.

Annual Incentive Bonus – Performance Related to Pre-Tax Income ("PTI Bonus"):

Mr. Auld. Under the fiscal 2024 incentive bonus program, Mr. Auld has the opportunity to earn the following performance-based bonuses:

(1) Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending March 31, 2024, and
(2) Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending September 30, 2024, provided, however, that for the fiscal year ending September 30, 2024, no more than (1) 0.10% of Pre-Tax Income for the year or (2) $14,000,000 in the aggregate, may be paid for the 2024 PTI Bonus.

Mr. Romanowski. Under the fiscal 2024 incentive bonus program, Mr. Romanowski has the opportunity to earn the following performance-based bonuses:

(1)Up to 0.15% of Pre-Tax Income of the Company for the six-month period ending March 31, 2024, and
(2)Up to 0.15% of Pre-Tax Income of the Company for the six-month period ending September 30, 2024,

provided, however, that for the fiscal year ending September 30, 2024, no more than (1) 0.15% of Pre-Tax Income for the year or (2) $14,000,000 in the aggregate, may be paid for the 2024 PTI Bonus.

Mr. Murray. Under the fiscal 2024 incentive bonus program, Mr. Murray has the opportunity to earn the following performance-based bonuses:

(1)Up to 0.125% of Pre-Tax Income of the Company for the six-month period ending March 31, 2024, and
(2)Up to 0.125% of Pre-Tax Income of the Company for the six-month period ending September 30, 2024,

provided, however, that for the fiscal year ending September 30, 2024, no more than (1) 0.125% of Pre-Tax Income for the year or (2) $12,500,000 in the aggregate, may be paid for the 2024 PTI Bonus.

Mr. Wheat. Under the fiscal 2024 incentive bonus program, Mr. Wheat has the opportunity to earn the following performance-based bonuses:

(1)Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending March 31, 2024, and
(2)Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending September 30, 2024,

provided, however, that for the fiscal year ending September 30, 2024, no more than (1) 0.10% of Pre-Tax Income for the year or (2) $10,000,000 in the aggregate, may be paid for the 2024 PTI Bonus.

PTI Bonus Cash and Stock Allocation: For all of these executives, the total amount of the Fiscal 2024 PTI Bonus that may be paid in cash shall be limited to 50% of the total 2024 PTI Bonus and the remaining portion of the 2024 PTI Bonus will be paid/settled in fully vested common stock granted under the Company's 2006 Equity Plan or other applicable authorized shares. Any PTI Bonus paid in cash or stock is subject to the overall caps or limits applicable to each individual discussed herein.

“Pre-Tax Income” shall mean income before income taxes, as publicly reported by the Company in its quarterly or annual financial statements, as applicable, prepared in accordance with generally accepted accounting principles. The financial statements shall mean the consolidated financial statements of the Company.

Performance Restricted Stock Units: On October 31, 2023, the Compensation Committee approved an award of performance restricted stock units (“Performance RSUs”) pursuant to the Company's 2006 Stock Incentive Plan, as amended and restated ("2006 Plan"), to the following executive officers and in the following amounts:

Name	Office	Target Number of Performance Restricted Stock Units
David V. Auld	Executive Vice Chair	55,556
Paul J. Romanowski	President and CEO	92,912
Michael J. Murray	Executive Vice President and COO	73,755
Bill W. Wheat	Executive Vice President and CFO	55,556

The Performance RSUs relate to a three-year performance period beginning on October 1, 2023 and ending on September 30, 2026. The Performance RSUs vest based on achievement of operating and performance goals. The target number of Performance RSUs may be increased to a maximum number of two times the target number and decreased to zero depending on the level of performance achieved on each of the Performance Goals.

Time Vesting Restricted Stock Units: On October 31, 2023, the Compensation Committee approved an award of time vesting restricted stock units (“Time Vesting RSUs”) pursuant to the Company's 2006 Plan, to the following executive officers and in the following amounts:

Name	Office	Number of Time Vesting Restricted Stock Units
David V. Auld	Executive Vice Chair	20,935
Paul J. Romanowski	President and CEO	10,470
Michael J. Murray	Executive Vice President and COO	10,470
Bill W. Wheat	Executive Vice President and CFO	9,440

The Time Vesting RSUs vest ratably over a three-year period for Mr. Auld and a five-year period for Mr. Romanowski, Mr. Murray and Mr. Wheat.

Additional terms related to the Compensation Programs herewithin are consistent with the programs previously reported by the Company in the Proxy Statement for the Annual Meeting held in January 2023.

Other Long-Term Benefits.
Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat may participate in two separate deferred compensation plans. The first plan allows the executive to make voluntary income deferrals. The second plan is a commitment by the Company to pay benefits to the executive. If the executive is employed by the Company on the last day of the fiscal year (for example September 30, 2024), then the Company will establish a liability equal to 10% of his annual base salary as of the first day of the fiscal year (for example October 1, 2023). This liability will accrue earnings in future years at a rate established by the administrative committee.